CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our reports as of the dates and relating to the financial statements of the companies listed below, which appear on the following pages of the current report on Form 8-K of Veterinary Centers of America, Inc. dated July 3, 1996:

COMPANY                    DATE OF REPORT                  PAGE REFERENCE
-------                    --------------                  --------------
The Pet Practice, Inc.     March 22, 1996                         F-21

Professional Veterinary    March 29, 1995                         F-36
Hospitals of America, Inc.

We also consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of Veterinary Centers of America, Inc. of our report dated September 12, 1995, relating to the financial statements of Pets' Rx, Inc., which appears in the amended Current Report on Form 8-K/A of Veterinary Centers of America, Inc. dated July 16, 1996.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP
Philadelphia, PA
December 13, 1996

                              EXHIBIT 23.2